Keystone Provident Life Insurance Company

99 High Street Boston, MA 02110

SINGLE PREMIUM PREMIUM VARIABLE LIFE INSURANCE APPLICATION - PART 1A

________________________________________________________________

1. Proposed Insured ___________________________________

Print Full Name

2. Date of Birth ____ /____ / _____ Sex: [ ] Male

MO DAY YR [ ] Female

3. Place of Birth ________________________________________

4. Occupation __________________________________________

5. Marital Status: [ ] Married [ ] Single

6. Home Address_______________________________________

___________________________________________________

7. Mailing Address _____________________________________

___________________________________________________

8. Home Phone (      )

Work Phone (      )

9. Primary Beneficiary:

a. Full Name _______________________________________

b. Address _________________________________________

________________________________________________

c. Relationship to the Insured __________________________

10. Contingent Beneficiary:

a. Full Name _______________________________________

b. Address _________________________________________

________________________________________________

c. Relationship to the Insured __________________________

11. Ownership: Is the proposed insured to own

this policy? [ ] Yes [ ] No

If no, complete these items for owner:

a. Full Name _______________________________________

b. Address _________________________________________

________________________________________________

c. Relationship to the Insured __________________________

12. Social Security or

tax ID number of owner ______________________________

Is owner a U.S. citizen? [ ] Yes [ ] No

13. Is there to be a joint owner? [ ] Yes [ ] No

If yes, complete these items for joint owner:

a. Full Name _______________________________________

b. Address _________________________________________

________________________________________________

c. Tax ID Number ___________________________________

d. Type: [ ] Joint tenants with right of survivorship

[ ] Tenants in common

14. Is there to be a contingent owner? [ ] Yes [ ] No

If yes, complete these items for contingent owner:

a. Full Name _______________________________________

b. Address _________________________________________

________________________________________________

c. Tax ID Number ___________________________________

15. Has the proposed insured had or been treated for a heart attack, stroke, or cancer (other than skin cancer) within the past 24 months? [ ] Yes [ ] No

16. Amount of single premium $ ___________________________

Conditional receipt amount $ ___________________________

(Must be zero if question #15 is "yes" or left blank)

Date received _______________________________________

17. Investment Allocation (no less than 10% to any option):

____% Guaranteed Government Securities Trust (GGST)

____% Cash Income Trust (CIT)

____% High Yield Bond Trust (HYBT)

____% Managed Assets Trust (MAT)

____% Aggressive Stock Trust (AST)

____% General Account

____% ________________________________________________

  ___% ________________________________________________

100 % Total

18. Total Life Insurance in Force

    Company          Year of Issue          Amount

___________________________________________________

___________________________________________________

___________________________________________________

___________________________________________________

19. As a result of this application will any life insurance or annuity contract be replaced? [ ] Yes [ ] No

If yes, please list carrier, contract number, and whether

Section 1035 exchange:

___________________________________________________

___________________________________________________

___________________________________________________

20. Suitability (applies to owner(s)): Yes No

a. Have you received a prospectus describing

the policy applied for? [ ] [ ]

Date of prospectus____________________

b. Do you understand that under the policy applied

for the amount of the death benefit above the

guaranteed minimum death benefit and the entire

amount of the cash value may increase or decrease

depending on the investment experience

of a variable account? [ ] [ ]

c. With this in mind, does the policy meet your

insurance objectives and your anticipated financial

needs? [ ] [ ]

21. Has any insurance application or policy on the

life of the proposed insured ever been declined,

postponed or modified as to plan, amount or rate?

[ ] Yes [ ] No If yes, provide details:

___________________________________________________

___________________________________________________

___________________________________________________

___________________________________________________

22. Special requests of owner.

________________________________________________________________________________________________________________

________________________________________________________________________________________________________________

________________________________________________________________________________________________________________

23. Reserved for Home Office use for corrections and amendments (except in Kentucky and West Virginia).

________________________________________________________________________________________________________________

________________________________________________________________________________________________________________

________________________________________________________________________________________________________________

AGENT'S REPORT - PLEASE PRINT

1. Agency Name_____________________________________

2. Agency Address______________________________________

___________________________________________________

3.Agency Phone (      )

4. Do you have knowledge or reason to believe that replacement of existing insurance or annuities may be involved? Yes [ ] No [ ]

5. Signature of Agent ____________________________________

6. Printed Name of Agent _________________________________

7. Agency/Agent Number [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]

APPLICATION TO KEYSTONE PROVIDENT LIFE INSURANCE COMPANY - PART 1B

HEALTH QUESTIONNAIRE

ALL QUESTIONS MUST BE ASKED OF THE PROPOSED INSURED

AND ALL RESPONSES COMPLETELY AND ACCURATELY RECORDED
1.	Do you have a personal doctor or have you been seeing a doctor? [ ] Yes [ ] No If yes, complete these items:
a. Doctor's Name_________________________________ b. Phone Number ( )
c. Address ________________________________________________________________________Zip__________________________
d. Date and reason last consulted____________________________________________________________________________________
e. Treatment given or medication prescribed__________________________________________________________________________
2.	Have you ever been treated for or ever had any known indication of:	Yes	No
	a. Heart attack, chest pain, heart murmur, palpitation, or other heart or blood vessel disorder?	[ ]	[ ]
	b. Cancer, tumor, cyst, or disorder of lymph glands, skin, or blood?	[ ]	[ ]
	c. Stroke, paralysis, spinal cord disorder, convulsions, dizziness, or fainting?	[ ]	[ ]
	d. Emphysema, chronic bronchitis, asthma, or shortness of breath?	[ ]	[ ]
	e. Persistent hoarseness or cough, blood spitting, lung disorder, or chronic respiratory disorder?	[ ]	[ ]
	f. Intestinal bleeding, colitis, ulcer, jaundice, or other disorder of the liver, stomach, or intestines?	[ ]	[ ]
	g. Disorder of the kidney, bladder, prostate or reproductive organs; sugar, albumin, blood or pus in urine?	[ ]	[ ]
	h. Alcoholism; drug dependency; mental or nervous disorder?	[ ]	[ ]
	i. High blood pressure? If so, state in #7 date of onset, treatment, last reading, and complications	[ ]	[ ]
	j. Diabetes? If so, state in #7 date of onset, treatment, degree of control, and complications	[ ]	[ ]
3.	Are you now under medical observation, getting treatment or taking medication?	[ ]	[ ]
4.	Have you within the past 5 years:	[ ]	[ ]
	a. Had any symptom or disorder not listed above?	[ ]	[ ]
	b. Been a patient in a hospital or other medical facility?	[ ]	[ ]
	c. Had surgery or a diagnostic test?	[ ]	[ ]
	d. Been advised to have a diagnostic test, hospitalization, or surgery that was not completed?	[ ]	[ ]
5.

Have you within the last two years participated, or do you now have intentions of participating, in auto or motorcycle racing, skin or scuba diving, flying as a pilot or crew member, hang gliding, or sky diving or parachuting?

		[ ]	[ ]
6.	a. Has your weight changed in the past year?	[ ]	[ ]
	b.	What is your height?____ft.____in.
	c.	What is your weight?________lbs.
7.

DETAILS of "Yes" answers. IDENTIFY QUESTION NUMBER; CIRCLE APPLICABLE ITEMS; include diagnoses, dates, duration, and names and addresses of all attending physicians or medical facilities. If more space is needed attach a separate sheet of paper and so state.

_____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

I affirm that my answers to the health questionnaire are true and complete to the best of my knowledge and belief.
________________________________ Date	_________________________________________________ Signature of Proposed Insured (or parent if minor)

________________________________________________________________

APPLICATION AGREEMENT
1.

The statements and answers in this application are complete and true to the best of my knowledge and belief. I agree: (a) this application shall be a part of any policy issued; (b) any Part 2 (supplemental medical application) shall also be a part of that policy; and (c) to be bound by all statements signed by the proposed insured on this application and any Part 2.

2.	The agent taking this application has no authority to: (a) make or alter any contract; or (b) extend credit.
3.

The Company will have no liability under any policy issued as a result of this application unless and until: (a) the policy is delivered to me; and (b) the premium is paid while the health of the insured is as stated; except as provided in any conditional receipt with the same number and date as this application.

4.

Except in Kentucky and West Virginia, my acceptance of the policy issued on this application will be approval by me of any correction or addition to this application made by the Company. The changes will be made in the space provided for "Corrections and Amendments." However, any changes in date of birth, amount, class of risk, plan of insurance, or benefits shall be agreed to in writing.

5.

I understand that, except for a guaranteed minimum death benefit and any other benefits supported by a guaranteed interest rate, all cash values, death benefits and payments under any policy issued may increase or decrease depending on the investment experience of a separate investment account and are not guaranteed as to amount.

____________________________________________________ Date City State ____________________________________________________ Signature of Soliciting Agent as Witness	____________________________________________________ Signature of Applicant-Owner ____________________________________________________ Signature of Joint Owner (if any)

Do Not Detach This Section

UNDERWRITING AUTHORIZATION

I allow Keystone Provident Life Insurance Company (Keystone), its reinsurers, insurance support organizations, and their representatives, to obtain medical and other information so as to review my application. I also allow any physician, practitioner, hospital, clinic, medical facility, insurance company, consumer reporting agency, my employer, the Veterans Administration, or the Medical Information Bureau, Inc., to give to Keystone information of care, advice or treatment, including information about drugs, alcoholic, or mental illness, of me. Medical and other information in my application may be given to other insurance companies to which I may apply for life or health insurance or to which I may make a claim.

This authorization shall be valid for the next two and one-half years. A photocopy shall be as valid as the original. I understand that I may request a copy of this authorization.
____________________________ Date	_______________________________________________ Signature of Proposed Insured (or parent if minor)

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The insurance under this receipt will end and have no further force and effect upon the earliest of the following three dates: 90 days from the date payment is made under this receipt; when Keystone notifies the applicant-owner that the application has been declined; or when a policy is issued. If this receipt ends upon either of the first two dates, or if any of the conditions of this receipt have not been met, the amount received will be refunded.

If the proposed insured dies while this receipt is in effect, Keystone will pay a death benefit (subject to the limit stated later) to the beneficiary in accordance with the death benefit and beneficiary provisions in the policy applied for. If the net amount at risk (i.e., the difference between (a) the amount of insurance that the payment specified above can buy as a single premium and (b) the amount of such payment) exceeds $250,000, the death benefit payable under this receipt will be lower than the amount of insurance that such payment can buy as a single premium. It will instead equal $250,000 plus the amount of premium that would be required to purchase such $250,000. The difference between this amount of premium and the payment made under this receipt will be refunded.

If any insurance policies of Keystone's are currently in force on the life of the Proposed Insured, each $250,000 amount above shall apply to the total death benefits under all such receipts. This means that the maximum under this receipt will be reduced and the exact amount will be determined on a pro rata basis.

If a check is not honored when it is first presented for payment, this receipt shall have no force or effect. Any check should be made payable to Keystone Provident Life Insurance Company and not to the agent.

Signature of the Agent____________________________________________________________

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NOTICE TO APPLICANT - PART TWO

Information regarding your insurability will be treated as confidential. Keystone Provident Life Insurance Company, or its reinsurers, may, however, make a brief report thereon to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or you submit a claim for benefits to such a company, the Bureau, upon request, will supply such company with information in its file.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file (Medical information will be disclosed only to your attending physician.) If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112, telephone number (617) 426-3660.

Keystone Provident Life Insurance Company, or its reinsurers, may also release information in its file to other life insurance companies to whom you may apply for life or health insurance or to whom a claim for benefits may be submitted.

See Other Side

Do Not Detach This Section

CONDITIONAL RECEIPT - STATEMENT OF APPLICATION

I have received and read a copy of the conditional receipt. I agree to its terms. I understand that (a) the receipt states the conditions precedent under which a death benefit of a specified amount will be paid should the proposed insured die within 90 days and before the policy is issued and (b) if all those conditions are not met, there will be no death benefit and instead the amount of my payment will be refunded.
Date____________________________	Signature of Applicant-Owner_____________________________________________

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This receipt must be detached and given to the applicant-owner when payment is made. However, if question #15 in the application is answered "yes" or left blank, this receipt shall have no force and effect since the agent has no authority to accept payment and give a receipt.

CONDTIONAL RECEIPT

Received from _________________________________________________on____________________________________ the sum of $______________________ (not to exceed $50,000 if the Proposed Insured is under age 21 or $100,000 if the Proposed Insured is age 21 or older) for an application on the life of _______________________________________________("the Proposed Insured"). Such application, with the same number as this receipt, is made this day to Keystone Provident Life Insurance Company ("Keystone"). If the following three conditions are met exactly, insurance under this receipt (subject to the $250,000 limit stated later) will take effect on the Effective Date:
(a)	question #15 in the application is answered "no;"
(b)	any medical examinations or tests required by Keystone are completed; and
(c)

the Proposed Insured is, in Keystone's opinion, insurable on the Effective Date as a standard risk for both the exact plan and the single premium applied for. Keystone's opinion will be based on its underwriting rules and practices and on information currently or subsequently available to it from the application or any other source.

"Effective Date" means the later of: (a) the date payment is made under this receipt; and (b) the date all medical examinations and test required by Keystone are completed.

Continued On Other Side

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Detach Here

NOTICE TO APPLICANT - PART ONE

Federal law requires that notice of investigation be given to persons applying for insurance.

In making this application for insurance to Keystone Provident Life Insurance Company, it is understood that an investigative consumer report may be prepared whereby information is obtained through personal interviews with your neighbors, friends, or others with who you are acquainted. This inquiry includes information as to your character, general reputation, personal characteristics and mode of living. You have the right to make a written request within a reasonable period of time to receive additional, detailed information about the nature and scope of this investigation.

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